Filed Pursuant to Rule 424(b)(5)

Registration No. 333-279692

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 24, 2024)

Up to $250,000,000

Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”), dated as of August 13, 2024, with Cantor Fitzgerald & Co. and RBC Capital Markets, LLC (each, an “Agent” and, collectively, the “Agents”), relating to the sale of shares of our common stock, par value $0.001 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $250,000,000 from time to time through or to the Agents, acting as our sales agents.

Our common stock is listed on the NYSE American under the ticker symbol “CATX.” On August 9, 2024, the last reported sale price per share of our common stock was $12.02.

Sales of our common stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents will act as our sales agents, using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms set forth in the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agents for sales of common stock sold pursuant to the Sales Agreement is an amount equal to up to 3.0% of the gross proceeds from the sale of shares through or to the applicable Agent. In connection with the sale of the common stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and elsewhere in this prospectus supplement, the accompanying prospectus and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cantor RBC Capital Markets

The date of this prospectus supplement is August 13, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

EXPLANATORY NOTE

On November 17, 2023, we entered into an At Market Issuance Sales Agreement with Oppenheimer & Co. Inc., B. Riley Securities, Inc. and JonesTrading Institutional Services LLC (the “Prior Sales Agreement”), pursuant to which we could offer and sell up to an aggregate amount of $50 million of our common stock. The terms of such offering of shares of our common stock were contained in a prospectus supplement filed under our former registration statement on Form S-3 (File No. 333-275638), which was filed on November 17, 2023, amended on December 7, 2023 and declared effective by the U.S. Securities and Exchange Commission on December 14, 2023 (the “Prior Prospectus Supplement”). We sold 3,659,129 shares of our common stock having an aggregate offering price of $49.9 million pursuant to the Prior Sales Agreement. Effective as of August 12, 2024, we terminated the Prior Sales Agreement. The Sales Agreement replaces the Prior Sales Agreement and this prospectus supplement replaces the Prior Prospectus Supplement, and this prospectus supplement registers the offering and sale of our common stock having an aggregate offering price of up to $250 million under the Sales Agreement and this prospectus supplement.

About this Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of an automatic “shelf” registration statement on Form S-3 (File No. 333-279692) that we filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2024. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference.” This prospectus supplement contains information about the common stock offered hereby and may add to, update or change information in the accompanying prospectus.

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. We have not, and the Agents have not, authorized anyone to provide you with different or additional information.

We are not making offers to sell or solicitations to buy shares of our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of shares of our common stock.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to

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the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

Unless the context requires otherwise, in this prospectus supplement the terms “Perspective Therapeutics,” “the Company,” “we,” “us,” “our,” and similar terms refer to Perspective Therapeutics, Inc. and its wholly owned subsidiaries.

“Perspective Therapeutics” and the Perspective Therapeutics logo are our trademarks. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

On June 14, 2024, we filed a Certificate of Amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect a 1-for-10 reverse stock split of our issued and outstanding shares of common stock, par value $0.001 per share, which became effective on June 14, 2024. All historical share and per share amounts reflected throughout this report have been adjusted to reflect the reverse stock split.

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Prospectus Supplement Summary

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Company Overview

We are developing the next generation of precision-targeted alpha therapies (TAT) for oncology that have the potential to treat a large population of cancer patients across multiple tumor types, including those with metastatic disease. By leveraging our proprietary TAT platform, we aim to develop alpha-emitting radiopharmaceuticals that can be attached to targeting peptides to deliver the radioactive payload directly to difficult-to-treat tumors. The foundation of our TAT platform is our Pb-specific chelator (PSC) and peptide linker technology, which is designed to enable us to connect our alpha-emitting isotope of choice, Lead-212 (212Pb or Pb-212), to a desired targeting peptide to deliver radiation directly to cancer cells. Unlike commercially available chelators and linkers, our proprietary PSC and peptide linker have shown, in preclinical studies, the differentiated ability to promote enhanced clearance of the non-tumor localized 212Pb payload without sacrificing the uptake of the alpha particle into the tumor. Rapid clearance of the alpha-emitting isotope from normal tissues is important to enhance tolerability and widen the therapeutic window of our program candidates. We are also developing complementary diagnostics that utilize the same targeting peptide and imaging isotopes such as Lead-203 (203Pb or Pb-203), Gallium-68 (68Ga or Ga-68) or Copper-64 (64Cu or Cu-64) to provide the opportunity to understand which patients may respond to targeted therapy.

Our platform generates TATs that are comprised of three components: (i) a targeting peptide that is designed to selectively target ligands that are unique to, or preferentially expressed on, cancer cells throughout the body; (ii) the alpha-emitting medical isotope 212Pb designed to kill cancer cells; and (iii) our proprietary linker that attaches the targeting molecule to the radioactive payload.

We utilized our TAT platform to discover, design and develop our initial programs, VMT-α-NET and VMT01, which are currently in ongoing Phase 1 clinical trials, and we plan to continue to leverage our platform to assess the potential of and develop multiple additional pipeline programs. Using our proprietary platform technology, VMT-α-NET and VMT01 are engineered to target cancer-specific receptors on tumor cells.

[212Pb]VMT-α-NET is a TAT in development for patients with unresectable or metastatic somatostatin receptor type 2 (SSTR2)-expressing tumors who have not previously received peptide-targeted radiopharmaceutical therapy, such as Lutathera. We have initiated dosing in Cohorts 1 and 2 of our Phase 1/2a study of [212Pb]VMT-α-NET in patients with unresectable or metastatic SSTR2-expressing neuroendocrine tumors (NETs). In April 2024, we announced that this program was selected by the U.S. Food and Drug Administration (FDA) to participate in the Chemistry, Manufacturing, and Controls (CMC) Development and Readiness Pilot (CDRP) Program. FDA’s CDRP Program was initiated in 2022 to facilitate alignment of CMC development of novel products under investigational new drug (IND) applications with expedited clinical development timeframes based upon the anticipated clinical benefits of earlier patient access. During the quarter ended June 30, 2024, the observation period was completed for dose limiting toxicity (DLT) in seven patients enrolled in Cohort 2. Subsequently, the safety monitoring committee (SMC) determined that the safety data observations during the DLT period supported proceeding with dose escalation to Cohort 3, as well as expanding the number of patients for inclusion in Cohort 2 by 40 for a total of up to 47. The protocol amendment to expand the number of patients dosed at 5 mCi has been allowed to proceed, and patient enrollment is open. Data informing the SMC’s recommendation and FDA consultation is expected to be submitted to an upcoming scientific forum in the second half of 2024. Based on FDA interactions prior to the initiation of patient dosing in this study, the decision to open a Cohort 3 would follow after consultation and alignment with the agency, which is expected prior to year end.

[212Pb]VMT01 is a TAT in development for second-line or later treatment of patients with progressive MC1R-positive metastatic melanoma. In January 2024, we announced that we began patient recruitment for the second dosing cohorts (Cohort 2) in clinical studies for [212Pb]VMT01, after the SMC unanimously recommended moving forward. As of August 9, 2024, we had initiated dosing of patients in Cohort 1 and in Cohort 2 of the Phase 1/2a clinical study of [212Pb]VMT01. A total of seven patients received activities of 5 mCi of [212Pb]VMT01 in Cohort 2. In March 2024, we entered into a clinical trial collaboration with Bristol Meyer’s Squibb to evaluate the safety and tolerability of [212Pb]VMT01 in combination with Bristol Meyer’s Squibb’s nivolumab in patients with histologically confirmed melanoma and positive MC1R imaging scans. An amendment has been submitted to explore the combination of the checkpoint inhibitor nivolumab with [212Pb]VMT01 in patients with histologically confirmed melanoma and positive MC1R imaging scans in our ongoing Phase 1/2a clinical study of [212Pb]VMT01.

In January 2024, we announced that we have a license agreement with Mayo Clinic for the rights to Mayo's prostate-specific membrane antigen (PSMA) Alpha-PET DoubLET platform technology for the treatment of PSMA-expressing cancers, with an initial focus on prostate. This radiopharmaceutical platform provides detailed PET imaging-based diagnosis and dosimetry using long-lived CU-64 for imaging and alpha-particle targeted therapies using 212Pb. Preclinical studies are ongoing to assess whether this new molecular entity meets the hurdle for progressing into the clinic with potential to achieve best-in-class profile.

In March 2024, we disclosed a novel pre-IND stage asset (PSV359) that targets fibroblast activation protein-α, which is associated with a variety of solid tumors. We are currently working on an IND which we expect to file in late 2024. If the study may proceed, we expect that the U.S. Phase 1 study would commence in 2025.

Pre-targeting technology enabling the use of antibodies to direct radiolabeled ligands to tumor sites. Antibodies can bind with high specificity to a wider variety of cancer-specific proteins preferentially expressed on the surface of tumor cells. However, the amount of time required for an adequate amount of antibodies to bind to the cancer-specific proteins may not align with the properties of the desired isotope. By attaching an additional chemical entity to an antibody that would bind to a radioligand, the resultant modified antibodies may be administered separately from and in advance of the radioligand as appropriate. Preclinical optimization of this platform is underway, and initial targeting antibodies have been identified for further investigation.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference in this prospectus supplement, as listed under the heading “Incorporation of Certain Information by Reference.”

Corporate Information

Our predecessor company, Isoray, Inc. was incorporated in 1983 in Minnesota and operated under the name Century Park Pictures Corporation until the merger with Isoray Medical, Inc. on July 28, 2005. Isoray, Inc. reincorporated from Minnesota to Delaware in December 2018. On February 14, 2023, we changed our corporate name to Perspective Therapeutics, Inc.

Our principal executive offices are located at 2401 Elliott Avenue, Suite 320, Seattle, Washington 98121, and our telephone number is (206) 676-0900. We maintain a website at www.perspectivetherapeutics.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference in this prospectus and is not part of this prospectus. The SEC also maintains an internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

The Offering

Common stock offered by us pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $250,000,000.
Common stock to be outstanding after this offering

88,223,835 shares, assuming sales of 20,798,668 shares of our common stock in this offering at an assumed offering price of $12.02 per share, which was the last reported sale price of our common stock on the NYSE American on August 9, 2024. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur, and in no event will the actual number of shares issued and sold pursuant to the Sales Agreement exceed the number of shares of our common stock that we have available and authorized for issuance under our certificate of incorporation, as the same may be amended or amended and restated from time to time.

Manner of Offering

“At-the-market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time on the NYSE American, the existing trading market for our common stock, through our sales agents. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include research and development expenditures, preclinical study and clinical trial expenditures, manufacturing expenditures, commercialization expenditures, working capital, capital expenditures, acquisitions of new technologies, products or businesses and investments. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors

An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S-5 of this prospectus supplement, page 34 of our Annual Report on Form 10-K for the year ended December 31, 2023 and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

NYSE American symbol	CATX

Outstanding Shares

The number of shares of our common stock to be outstanding after this offering is based on 67,425,167 shares of our common stock outstanding as of June 30, 2024. Unless specifically stated otherwise, the information in this prospectus supplement is as of June 30, 2024, and excludes:

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6,934,020 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2024 at a weighted-average exercise price of $5.33 per share;
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5,578,023 shares of our common stock available for future issuance under our equity incentive plans as of June 30, 2024;
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416,164 shares of our common stock issuable upon the exercise of common stock warrants outstanding as of June 30, 2024 at a weighted-average exercise price of $3.26 per share; and
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3,155,120 shares of our common stock issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2024 at a weighted-average exercise price of $0.01 per share.

Except as otherwise indicated, the information in this prospectus supplement reflects or assumes (i) no exercise or forfeiture of any outstanding stock options, common stock warrants or pre-funded warrants since June 30, 2024 and (ii) the exclusion of 344,250 shares of our common stock underlying equity awards granted subsequent to June 30, 2024 through August 9, 2024.

Risk Factors

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments or update to our risk factors thereto reflected in subsequent filings with the SEC. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Related to this Offering

A substantial number of shares of our common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Although there can be no assurance that any of the $250 million worth of shares of our common stock being offered under this prospectus supplement will be sold or the price at which any such shares might be sold, assuming that an aggregate of 20,798,668 shares of our common stock are sold, for example, at a price of $12.02 per share, the last reported sale price of our common stock on the NYSE American on August 9, 2024, upon completion of this offering, based on our shares outstanding as of June 30, 2024, we will have outstanding an aggregate of 88,223,835 shares of common stock, assuming no exercise of our outstanding stock options or warrants. A substantial majority of the outstanding shares of our common stock are, and all of the shares of our common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

In addition, as of June 30, 2024, we had outstanding options to purchase 6,934,020 shares of our common stock at a weighted-average exercise price of $5.33 per share, outstanding common stock warrants to purchase 416,164 shares of our common stock at a weighted-average exercise price of $3.26, and outstanding pre-funded warrants to purchase 3,155,120 shares of our common stock at a weighted-average exercise price of $0.01. As of June 30, 2024, there were 5,578,023 shares of our common stock reserved for future issuance under our Third Amended and Restated 2020 Equity Incentive Plan. The shares of our common stock issuable under the Third Amended and Restated 2020 Equity Incentive Plan may be immediately eligible for resale in the open market. Such shares of our common stock, along with any other market transactions, could adversely affect the market price of our common stock. Additional dilution may result from the issuance of shares of our common stock in connection with additional financings or in connection with commercial transactions.

Moreover, if we issue options, restricted stock units, warrants or other securities to purchase or acquire our common stock in the future and those options, restricted stock units, warrants or other securities are exercised, converted or settled you may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the as-adjusted net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 20,798,668 shares of our common stock are sold at a price of $12.02 per share, the last reported sale price of our common stock on the NYSE American on August 9, 2024, for aggregate gross proceeds of $250 million, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of approximately $6.22 per share, representing the difference between our as-adjusted net tangible book value per share as of June 30, 2024 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options, warrants and pre-funded warrants will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience additional dilution as a result of certain covenants related to our Investment Agreement with Lantheus.

Pursuant to that certain Investment Agreement (the “Investment Agreement”), dated January 8, 2024, between us and Lantheus Alpha Therapy, LLC (“Lantheus”), we are required to notify Lantheus within 10 business days of the end of a fiscal quarter in which we issued shares of our common stock pursuant to the Sales Agreement, of (i) the number of shares of Common Stock issued during such fiscal quarter pursuant to the Sales Agreement and (ii) the average price per share received by the Company before commissions (the “ATM Average Price”). Upon receipt of such notice, Lantheus may elect, at its option, to purchase all or a portion of its pro rata portion (as defined in the Investment Agreement) of the number of shares of our common stock issued pursuant to the Sales Agreement during such fiscal quarter at a price per share equal to the average price per share received by us before commissions. Pursuant to the Investment Agreement, Lantheus may not exercise this right more than two times per calendar year. If we issue shares of common stock pursuant to the Sales Agreement, and Lantheus subsequently elects to exercise its option, our existing stockholders will be diluted to the extent of the number of shares Lantheus purchases.

You may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into, exercisable or exchangeable for, or settled in, our common stock. We cannot assure you that we will be able to sell shares of our common stock or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into, exercisable or exchangeable for, or settled in, our common stock in future transactions may be higher or lower than the price per share in this offering. As of June 30, 2024, we had reserved 12,512,043 shares of our common stock for issuance upon the exercise of outstanding stock options and the issuance of awards available for grant under our equity incentive plans. You will incur dilution upon the issuance of any shares of our common stock pursuant to such plans, upon vesting and settlement of any stock awards under any such plan, or upon exercise of any such outstanding options.

We have broad discretion in how we use the net proceeds of this offering and, despite our efforts, we may not use these net proceeds effectively or in ways with which you agree.

We intend to use the net proceeds from this offering for general corporate purposes and working capital. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. Please see the section entitled “Use of Proceeds” on page S-9 of this prospectus supplement for further information.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future; accordingly, capital appreciation, if any, will be your sole source of gain and you may never receive a return on your investment.

We have never declared or paid cash dividends on our capital stock, and you should not rely on an investment in our common stock to provide dividend income. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future. Furthermore, we may in the future become subject to additional contractual restrictions on, or prohibitions against, the payment of dividends.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement, or the actual number of shares that we will issue under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agents at any time throughout the term of the Sales Agreement. The number of shares of our common stock that are sold through the Agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with the Agents in any applicable placement notice and the demand for our common stock. Because this offering can be terminated at any time and the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised or the number of shares of our common stock that will be issued in connection with sales under the Sales Agreement.

Sales of common stock offered hereby will be in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares of our common stock sold in this offering. In addition, subject to the final determination by our board of directors or a committee thereof, or any restrictions we may place in any applicable placement notice delivered to the applicable Agent, there is no minimum or maximum sales price for shares of our common stock to be sold in this offering. Investors may experience a decline in the value of the shares of our common stock they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Note Regarding Forward-Looking Statements

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement, the base prospectus or the documents incorporated herein and therein by reference, including statements regarding our future financial condition, results of operations, business strategy and plans and objectives of management for future operations, industry trends and other future events, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “anticipate,” “believe,” “could,” “expect,” “intend,” “might,” “plan,” “possible,” “potential,” “aim,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these identifying terms. The forward-looking statements in this prospectus supplement, the base prospectus and the documents incorporated herein and therein by reference include, among other things, statements about:

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the timing, progress and results of our preclinical studies and clinical trials of our current and future product candidates, including statements regarding the timing of our planned regulatory communications, submissions and approvals, initiation and completion of studies or trials and related preparatory work and the period during which the results of the trials will become available, and our research and development programs;
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our ability to obtain and maintain regulatory approvals for our future program candidates;
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our manufacturing capabilities and strategy, including the scalability and commercial viability of our manufacturing methods and processes;
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our ability to identify patients with the diseases treated by our program candidates and to enroll these patients in our clinical trials;
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our expectations regarding the potential functionality, capabilities and benefits of our program candidates, if approved, for commercial use;
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the potential size of the commercial market for our program candidates;
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our expectations regarding the scope of any approved indication for any program candidate;
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our ability to successfully commercialize our program candidates;
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our ability to leverage technology to identify and develop future program candidates;
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our estimates of our expenses, ongoing losses, future revenue, capital requirements and our need for or ability to obtain additional funding before we can expect to generate any revenue from product sales;
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our belief regarding the sufficiency of our cash resources to fund our current planned operating expenses and capital expenditure requirements;
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our competitive position and expectations regarding developments and projections relating to our competitors or our industry;
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expectations, beliefs, intentions and strategies regarding the future; and
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our use of proceeds.

We may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements, including without limitation, the potential that regulatory authorities may not grant or may delay approval for our program candidates; uncertainties and delays relating to the design, enrollment, completion and results of clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of regulatory authorities may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; our ability to obtain and maintain regulatory approval for our program candidates; delays, interruptions or failures in the manufacture and supply of our program candidates; the size and growth potential of the markets for our program candidates, and our ability to service those markets; our cash and cash equivalents may not be sufficient to support our operating plan for as long as anticipated; our expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; our ability to obtain additional funding to support our clinical development programs; the availability or potential availability of alternative products or treatments for conditions targeted by us that could affect the availability or commercial potential of our program candidates; our ability to manage growth and successfully integrate our businesses; whether we can retain our key employees; whether there is sufficient training and use of our programs and program candidates; the market acceptance and recognition of our programs and program candidates; our ability to maintain and enforce our intellectual property rights; whether we can maintain our therapeutic isotope supply agreement with the Department of Energy; whether we will continue to comply with the procedures and regulatory requirements mandated by the Food and Drug Administration for additional trials, Phase 1 and 2 approvals, Fast Track approvals, and 510(k) approval and reimbursement codes; and any changes in applicable laws and regulations. Other factors that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, each filed with the SEC, in our other filings with the SEC, and in our future reports to be filed with the SEC and available at www.sec.gov.

Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus supplement, the base prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement are made as of the date of this prospectus supplement, and we undertake no duty to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Use of Proceeds

We may issue and sell shares of common stock having aggregate sales proceeds of up to $250 million from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares of our common stock under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes, which may include research and development expenditures, preclinical study and clinical trial expenditures, manufacturing expenditures, commercialization expenditures, working capital, capital expenditures, acquisitions of new technologies, products or businesses and investments. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the shares of common stock offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

Dilution

Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock and the as-adjusted net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of June 30, 2024 was approximately $266.9 million, or $3.96 per share of common stock. Net tangible book value per share is determined by dividing total tangible assets less total liabilities, excluding items such as intangibles, by the aggregate number of shares of common stock outstanding as of June 30, 2024. Dilution per share to new investors represents the difference between the amount per share paid by purchasers of our common stock in this offering and the as-adjusted net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of 20,798,668 shares of common stock offered by this prospectus supplement at an assumed public offering price of $12.02 per share (the last reported sale price of our common stock on the NYSE American on August 9, 2024), and after deducting the commissions and estimated aggregate offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2024 would have been approximately $511.5 million, or $5.80 per share of common stock. This represents an immediate increase in net tangible book value of $1.84 per share to our existing stockholders and an immediate dilution of $6.22 per share of common stock issued to the new investors purchasing securities in this offering:

The following table illustrates this per share dilution:

Assumed public offering price per share of common stock		$12.02
Net tangible book value per share as of June 30, 2024	$3.96
Increase per share attributable to new investors	1.84
As-adjusted net tangible book value per share as of June 30, 2024, after giving effect to this offering		5.80
Dilution per share to new investors		$6.22

The table above assumes for illustrative purposes that an aggregate of 20,798,668 shares of our common stock are sold at a price of $12.02 per share, the last reported sale price of our common stock on the NYSE American on August 9, 2024, for aggregate gross proceeds of approximately $250 million. The shares of our common stock sold in this offering, if any, will be sold from time to time at various prices. The information discussed above is illustrative only and may differ based on the actual offering price and the actual number of shares offered.

The above table is based on 67,425,167 shares of our common stock outstanding as of June 30, 2024. Unless specifically stated otherwise, the information in this prospectus supplement is as of June 30, 2024, and excludes:

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6,934,020 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2024 at a weighted-average exercise price of $5.33 per share;
•
5,578,023 shares of our common stock available for future issuance under our equity incentive plans as of June 30, 2024;
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416,164 shares of our common stock issuable upon the exercise of common stock warrants outstanding as of June 30, 2024 at a weighted-average exercise price of $3.26 per share; and
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3,155,120 shares of our common stock issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2024 at a weighted-average exercise price of $0.01 per share.

To the extent that options or warrants are exercised, or if we issue options, restricted stock units, warrants or other securities to purchase or acquire our common stock in the future and those options, restricted stock units, warrants or other securities are exercised, converted or settled, you may experience further dilution. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Except as otherwise indicated, the information in this prospectus supplement reflects or assumes (i) no exercise or forfeiture of any outstanding stock options, common stock warrants or pre-funded warrants since June 30, 2024 and (ii) the exclusion of 344,250 shares of our common stock underlying equity awards granted subsequent to June 30, 2024 through August 9, 2024.

Plan of Distribution

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. and RBC Capital Markets, LLC (together, the “Agents”). Pursuant to this prospectus supplement, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $250,000,000 from time to time through the Agents acting as sales agents. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agents may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Agents not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of common stock upon notice and subject to other conditions.

Each time we wish to issue and sell shares of common stock under the Sales Agreement, we will notify an Agent (the “Designated Agent”) of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Designated Agent, unless the Agent declines to accept the terms of such notice, the Designated Agent has agreed to use its commercially reasonable efforts, consistent with its normal sales and trading practices, to solicit offers to purchase the common stock under the terms and subject to the conditions set forth in the Sales Agreement.

We will pay the Designated Agent commissions, in cash, for its service in acting as agent in the sale of our common stock. The Designated Agent will be entitled to compensation at a commission rate of up to 3.0% of the sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed (a) $75,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter pursuant to the terms of the Sales Agreement, and (c) $40,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to shares of our common stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agents under the terms of the Sales Agreement, will be approximately $415,000.

Settlement for sales of shares of our common stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Designated Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Designated Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Designated Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and each Agent may terminate the Sales Agreement at any time upon five days’ prior notice.

The Agents and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by the Agents, and the Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

Legal Matters

The validity of the shares of our common stock we are offering will be passed upon by Hogan Lovells US LLP. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York has acted as counsel to the Agents in connection with this offering.

Experts

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 have been so incorporated in reliance on the reports of Assure CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We make available free of charge on our website at www.perspectivetherapeutics.com our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page S-14 of this prospectus supplement. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address or telephone number:

Perspective Therapeutics, Inc.

2401 Elliott Avenue, Suite 320

Seattle, Washington 98121

Telephone: (206) 676-0900

Incorporation of Certain Information by Reference

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus supplement.

• our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024;

• our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, filed with the SEC on May 15, 2024 and August 13, 2024, respectively;

• our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items), filed with the SEC on January 3, 2024, January 5, 2024, January 11, 2024 (as amended by the Current Report on Form 8-K/A filed on January 17, 2024), January 17, 2024, January 17, 2024, January 22, 2024, February 5, 2024, March 6, 2024, March 8, 2024, March 19, 2024, March 25, 2024, April 3, 2024, April 8, 2024, April 16, 2024, May 20, 2024, May 29, 2024, May 31, 2024, June 14, 2024 and August 13, 2024; and

• the description of our common stock contained in our Registration Statement on Form 8-A filed on April 12, 2007, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.

To obtain copies of these filings, see “Where You Can Find More Information” on page S-14 of this prospectus supplement.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer to the public from time to time in one or more series or issuances and on terms that we will determine at the time of the offering:

•
shares of our common stock;
•
shares of our preferred stock;
•
warrants to purchase shares of our common stock, preferred stock and/or debt securities;
•
debt securities consisting of debentures, notes or other evidences of indebtedness;
•
units consisting of a combination of the foregoing securities; or
•
any combination of these securities.

This prospectus provides a general description of the securities that we may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained or incorporated by reference in this prospectus.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts, commissions and purchase options will be set forth in the applicable prospectus supplement.

Our common stock trades on the NYSE American under the ticker symbol “CATX.” On May 22, 2024, the last reported sale price per share of our common stock was $1.49. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 3.

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2024

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ABOUT THIS PROSPECTUS

This prospectus is a part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1934, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings.

This prospectus provides you only with a general description of the securities that we may offer. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under “Where You Can Find More Information” below.

The information contained in this prospectus is not complete and may be changed. We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell or solicit an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

This prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, and markets for our program candidates. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

Unless the context requires otherwise, in this prospectus the terms “Perspective Therapeutics,” “the Company,” “we,” “us,” “our,” and similar terms refer to Perspective Therapeutics, Inc. and its subsidiaries. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

“Perspective Therapeutics” and the Perspective Therapeutics logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein, may contain, forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference, including statements regarding our future financial condition, results of operations, business strategy and plans and objectives of management for future operations, industry trends and other future events, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “anticipate,” “believe,” “could,” “expect,” “intend,” “might,” “plan,” “possible,” “potential,” “aim,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these identifying terms. The forward-looking statements in this prospectus and the documents incorporated herein by reference include, among other things, statements about:

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the timing, progress and results of our preclinical studies and clinical trials of our current and future program candidates, including statements regarding the timing of our planned regulatory communications, submissions and approvals, initiation and completion of studies or trials and related preparatory work and the period during which the results of the trials will become available, and our research and development programs;
•
our ability to obtain and maintain regulatory approvals for our future program candidates;
•
our manufacturing capabilities and strategy, including the scalability and commercial viability of our manufacturing methods and processes;
•
our ability to identify patients with the diseases treated by our program candidates and to enroll these patients in our clinical trials;
•
our expectations regarding the potential functionality, capabilities and benefits of our program candidates, if approved, for commercial use;
•
the potential size of the commercial market for our program candidates;
•
our expectations regarding the potential functionality, capabilities and benefits of our program candidates, if approved, for commercial use;
•
the potential size of the commercial market for our program candidates;
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our expectations regarding the scope of any approved indication for any program candidate;
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our ability to successfully commercialize our program candidates;
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our ability to leverage technology to identify and develop future program candidates;
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our estimates of our expenses, ongoing losses, future revenue, capital requirements and our need for or ability to obtain additional funding before we can expect to generate any revenue from product sales;
•
our belief regarding the sufficiency of our cash resources to fund our operating expenses and capital expenditure requirements;
•
our competitive position and expectations regarding developments and projections relating to our competitors or our industry; and
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expectations, beliefs, intentions and strategies regarding the future.

We may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements, including without limitation, the potential that regulatory authorities may not grant or may delay approval for our program candidates; uncertainties and delays relating to the design, enrollment, completion and results of clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of regulatory authorities may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; our ability to obtain and maintain regulatory approval for our program candidates; delays, interruptions or failures in the manufacture and supply of our program candidates; the size and growth potential of the markets for our program candidates, and our ability to service those markets; our cash and cash equivalents may not be sufficient to support our operating plan for as long as anticipated; our expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; our ability to obtain additional funding to support our clinical development programs; the availability or potential availability of alternative products or treatments for conditions targeted by us that could affect the availability or commercial potential of our program candidates; our ability to manage growth and successfully integrate our businesses; whether we can retain our key employees; whether there is sufficient training and use of our programs and program candidates; the market acceptance and recognition of our programs and program candidates; our ability to maintain and enforce our intellectual property rights; whether we can maintain our therapeutic isotope supply agreement with the Department of Energy; whether we will continue to comply with the procedures and regulatory requirements mandated by the Food and Drug Administration for additional trials, Phase 1 and 2 approvals, Fast Track approvals, and 510(k) approval and reimbursement codes; and any changes in applicable laws and regulations. Other factors that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each filed with the SEC, in our other filings with the SEC, and in our future reports to be filed with the SEC and available at www.sec.gov.

Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we undertake no duty to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are developing the next generation of precision-targeted alpha therapies (“TAT”) for oncology that have the potential to treat a large population of cancer patients across multiple tumor types, including those with metastatic disease. By leveraging our proprietary TAT platform, we aim to develop alpha-emitting radiopharmaceuticals that can be attached to targeting peptides to deliver the radioactive payload directly to difficult-to-treat tumors. The foundation of our TAT platform is our Pb-specific chelator (“PSC”) and peptide linker technology, which is designed to enable us to connect our alpha-emitting isotope of choice, Lead-212 (“212Pb” or “Pb-212”), to a desired targeting peptide to deliver radiation directly to cancer cells. Unlike commercially available chelators and linkers, our proprietary PSC and peptide linker have shown, in preclinical studies, the differentiated ability to promote enhanced clearance of the non-tumor localized 212Pb payload without sacrificing the uptake of the alpha particle into the tumor. Rapid clearance of the alpha-emitting isotope from normal tissues is important to enhance tolerability and widen the therapeutic window of our program candidates. We are also developing complementary diagnostics that utilize the same targeting peptide and imaging isotopes such as Lead-203 (“203Pb” or “Pb-203”), Gallium-68 (68Ga or Ga-68) or Copper-64 (“64Cu” or “Cu-64”) to provide the opportunity to understand which patients may respond to targeted therapy.

Our platform generates TATs that are comprised of three components: (i) a targeting peptide that is designed to selectively target ligands that are unique to, or preferentially expressed on, cancer cells throughout the body; (ii) the alpha-emitting medical isotope 212Pb designed to kill cancer cells; and (iii) our proprietary linker that attaches the targeting molecule to the radioactive payload.

We utilized our TAT platform to discover, design and develop our initial programs, VMT-α-NET and VMT01, which are currently in ongoing Phase 1 clinical trials, and we plan to continue to leverage our platform to assess the potential of and develop multiple additional pipeline programs. Using our proprietary platform technology, VMT-α-NET and VMT01 are engineered to target cancer-specific receptors on tumor cells.

[212Pb]VMT-α-NET is a TAT in development for patients with unresectable or metastatic somatostatin receptor type 2 (“SSTR2”)-expressing tumors who have not previously received peptide-targeted radiopharmaceutical therapy, such as Lutathera. In January 2024, we announced that we began patient recruitment for the second dosing cohort (Cohort 2) in the clinical study for [212Pb]VMT-α-NET, after the safety monitoring committee unanimously recommended moving forward. We have initiated dosing of nine patients in Cohorts 1 and 2 of its Phase 1/2a study of [212Pb]VMT-α-NET in patients with unresectable or metastatic SSTR2-expressing NETs. A total of seven patients received activities of 185 MBq (5mCi) of [212Pb]VMT-α-NET in Cohort 2. In April 2024, we announced the selection of [212Pb]VMT-α-NET for the treatment of certain patients with neuroendocrine tumors by the U.S. Food and Drug Administration to participate in the Chemistry, Manufacturing, and Controls (“CMC”) Development and Readiness Pilot (“CDRP”) Program. Applicants for inclusion in the CDRP Program are required to submit planned CMC tasks and activities intended to yield complete CMC data and information to be included in a marketing application, such as plans for ensuring product availability for commercial launch. We were informed by the investigator that updated results from 12 patients treated with [212Pb]VMT-α-NET have been accepted for presentation at the Society of Nuclear Medicine and Molecular Imaging meeting taking place during June 8 – 11, 2024 in Toronto.

[212Pb]VMT01 is a TAT in development for second-line or later treatment of patients with progressive MC1R-positive metastatic melanoma. In January 2024, we announced that we began patient recruitment for the second dosing cohort (Cohort 2) in the clinical study for [212Pb]VMT01, after the safety monitoring committees for each study unanimously recommended moving forward. In addition, the first patient in Cohort 2 of the [212Pb]VMT01 study was already dosed. As of May 15, 2024, we continue to dose patients in Cohort 1 and in Cohort 2 of the Phase 1/2a clinical study of [212Pb]VMT01 in patients with progressive MC1R-positive metastatic melanoma. As of March 31, 2024 [212Pb]VMT01 was well tolerated with no unexpected adverse events.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference in this prospectus supplement, as listed in the section entitled “Incorporation of Certain Information by Reference.”

Corporate Information

Our predecessor company, Isoray, Inc. was incorporated in 1983 in Minnesota and operated under the name Century Park Pictures Corporation until the merger with Isoray Medical, Inc. on July 28, 2005. Isoray, Inc. reincorporated from Minnesota to Delaware in December 2018. On February 14, 2023, we changed our corporate name to Perspective Therapeutics, Inc.

Our principal executive offices are located at 2401 Elliott Avenue, Suite 320, Seattle, Washington 98121, and our telephone number is (206) 676-0900. We maintain a website at www.perspectivetherapeutics.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference into this prospectus and is not part of this prospectus. The SEC also maintains an internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the SEC, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information.” The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus and any applicable prospectus supplement for general corporate purposes, which may include research and development expenditures, preclinical study and clinical trial expenditures, manufacturing expenditures, commercialization expenditures, working capital, capital expenditures, acquisitions of new technologies, products or businesses, and investments. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the accompanying prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities, from time to time pursuant to public offerings, negotiated transactions, block trades, “At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, into an existing trading market, at prevailing market prices, or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

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at a fixed price or prices, which may be changed;
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at market prices prevailing at the time of sale;
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at prices related to such prevailing market prices; or
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at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

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the name or names of the underwriters, dealers or agents, if any;
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if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;
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the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
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if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;
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any delayed delivery arrangements;
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any options under which underwriters may purchase additional securities from us;
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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
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any public offering price;
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any discounts, commissions or concessions allowed or reallowed or paid to dealers;
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the identity and relationships of any finders, if applicable; and
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any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any purchase option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in purchase options, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Purchase options involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the purchase option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in our common stock on the New York Stock Exchange in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

GENERAL DESCRIPTION OF OUR SECURITIES

We may offer and sell, at any time and from time to time:

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shares of our common stock;
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shares of our preferred stock;
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warrants to purchase shares of our common stock, preferred stock and/or debt securities;
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debt securities consisting of debentures, notes or other evidences of indebtedness;
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units consisting of a combination of the foregoing securities; or
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any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF OUR COMMON STOCK

The summary of general terms and provisions of our common stock set forth below does not purport to be complete and is subject to and qualified by reference to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws,” and together with the Certificate of Incorporation, the “Charter Documents”), each of which is included as an exhibit to our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference herein. For additional information, please read the Charter Documents and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

General

We are authorized to issue up to 750,000,000 shares of common stock, par value $0.001 per share.

The holders of our common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares of common stock. All of the outstanding shares of our common stock are, and the shares of our common stock when issued will be, fully paid and nonassessable.

Voting. Holders of our common stock are entitled to one vote per share of common stock on all matters to be voted on by our stockholders, provided, however, that, except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation. The Bylaws provide that except as otherwise provided by applicable law, the Certificate of Incorporation, or the Bylaws, the presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting constitutes a quorum.

Dividends. Our Board of Directors (our “Board”), in its sole discretion, may declare and pay dividends on our common stock, payable in cash or other consideration, out of funds legally available, if all dividends due on the preferred stock have been declared and paid. We have not paid any cash dividends on our common stock and do not plan to pay any cash dividends on our common stock for the foreseeable future.

Liquidation, Subdivision, or Combination. In the event of any liquidation, dissolution or winding up of us or upon the distribution of our assets, all assets and funds remaining after payment in full of our debts and liabilities, and after the payment to holders of any then outstanding preferred stock of the full preferential amounts to which they were entitled, would be divided and distributed among holders of the common stock.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

Pursuant to the Certificate of Incorporation, we elected not to be governed by Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with certain exceptions.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. The Bylaws provide that directors may be removed by the stockholders with or without cause upon the vote of a majority of the shares then entitled to vote at an election of directors. Furthermore, the authorized number of directors may be changed only by resolution of our Board, and vacancies and newly created directorships on our Board may, except as otherwise required by law or the Certificate of Incorporation, only be filled by a majority vote of the directors then serving on our Board, even though less than a quorum.

The Bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors or any other business to be properly brought at a meeting of stockholders must provide timely advance notice in writing and specify requirements as to the form and content of a stockholder’s notice.

The Certificate of Incorporation provides our Board the authority, without further action by our stockholders, to issue up to 7,000,000 shares of preferred stock in one or more series, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control.

The combination of these provisions makes it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for any claim or counterclaim, including without limitation (i) any derivative action or proceeding brought on behalf of the us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the State of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our Bylaws. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions

These exclusive forum provisions may result in increased costs for investors to bring a claim. Further, these exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find the exclusive-forum provision in our Bylaws to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could seriously harm our business.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A . The transfer agent’s address is 150 Royall St., Suite 101, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

Listing

Our common stock is listed on the NYSE American under the trading symbol “CATX.”

DESCRIPTION OF OUR PREFERRED STOCK

The summary of general terms and provisions of our preferred stock set forth below does not purport to be complete and is subject to and qualified by reference to the Certificate of Incorporation and the Bylaws, each of which is included as an exhibit to our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference herein. For additional information, please read the Charter Documents and the applicable provisions of the DGCL.

We are authorized to issue up to 7,000,000 shares of preferred stock, par value $0.001 per share.

Our Board may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine and fix the number of shares of such series of preferred stock and the designation of such series of preferred stock, the voting powers, if any, of the shares of such series of preferred stock, the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, of the shares of such series of preferred stock. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our Board, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until the Board determines the specific rights attached to that preferred stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

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the title and stated value;
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the number of shares of preferred stock offered, the liquidation preference per share of preferred stock, and the purchase price of preferred stock;
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the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;
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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
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the procedures for any auction and remarketing, if any;
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the provisions for a sinking fund, if any;
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the provisions for redemption, if applicable;
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any listing of the preferred stock on any securities exchange or market;
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whether the preferred stock will be convertible into our common stock or our other securities and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);
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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);
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voting rights, if any, of the preferred stock;

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a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of our affairs;
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any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution, or winding up; and
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any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Series B Convertible Preferred Stock

Of the 7,000,000 shares of presently authorized preferred stock, 5,000,000 are designated as Series B convertible preferred stock. As of May 24, 2024, no shares of our Series B convertible preferred stock were issued and outstanding.

Each share of Series B convertible preferred stock is entitled to a cumulative 15% dividend annually on the stated par value per share, which is $1.20 per share. These shares of Series B convertible preferred stock are convertible into shares of our common stock at the rate of one share of common stock for each share of Series B convertible preferred stock, and are subject to automatic conversion into our common stock upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of our common stock in which the gross proceeds to us are at least $4.0 million. Holders of Series B convertible preferred stock have voting rights equal to the voting rights of our common stock, except that the vote or written consent of a majority of the outstanding shares our Series B convertible preferred stock is required for any changes to the Certificate of Incorporation, Bylaws, or Certificate of Designation, or for any bankruptcy, insolvency, dissolution, or liquidation of us. Upon liquidation of our company, our assets will be distributed ratably first to the holders of the Series B convertible preferred stock and second to the holders of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

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the specific designation and aggregate number of the warrants, and the price at which we will issue such warrants;
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the currency or currency units in which the offering price, if any, and the exercise price are payable;
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the designation, amount and terms of the securities purchasable upon exercise of the warrants;
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if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
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if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;
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if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;
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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
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whether the warrants are to be sold separately or with other securities as parts of units;
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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
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any material U.S. federal income tax or foreign tax considerations applicable to the warrants;
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the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;
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if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
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information with respect to book-entry procedures, if any;
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the anti-dilution provisions of the warrants, if any;
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any redemption, put or call provisions; and
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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of ours and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

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the title of the series;
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the aggregate principal amount;
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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
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any limit on the aggregate principal amount;
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the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, is payable;
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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
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the date or dates from which interest will accrue, the interest payment date or dates on which interest will be payable and any regular record date for the interest payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
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the place or places where principal and, if applicable, premium and interest, is payable;
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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
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the denominations in which such debt securities may be issuable, if other than a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof;

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whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);
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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
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the currency of denomination;
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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;
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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index, including an index based on a currency or currencies other than in which the debt securities are payable, then the manner in which such amounts will be determined;
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the provisions, if any, relating to any collateral provided for such debt securities;
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whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;
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any addition to or change in the covenants described in this prospectus or in the indenture;
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any events of default, if not otherwise described below under “Events of Default”;
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the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;
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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and
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any other terms of the debt securities of such series.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

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“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or
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“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, Conveyance, Transfer or Lease

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;
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default in the payment of the principal of or any premium on any debt security of that series at its maturity;
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default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;
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default in the performance or breach of any other covenants or agreements in the indenture with respect to the debt securities of such series; and
•
certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured and unwaived defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any sinking or purchase fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF OUR UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with one or more of the securities that may be offered under this prospectus, in any combination, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

The form of unit agreement, including a form of unit certificate, if any, will describe the terms of the series of units we may offer under this prospectus. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more of the securities that may be offered under this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

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the designation and the material terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;
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the rights and obligations of the unit agent, if any;
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the material U.S. federal income tax considerations applicable to the units;
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any material provisions of the governing unit agreement that differ from those described herein; and
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any material provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of our Preferred Stock,” “Description of Our Debt Securities” and “Description of Our Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at www.perspectivetherapeutics.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference in this prospectus and is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included, and (iii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 15, 2024;

●

our Current Reports on Form 8-K, filed with the SEC on January 3, 2024, January 5, 2024, January 11, 2024 (as amended by the Current Report on Form 8-K/A filed on January 17, 2024), January 17, 2024, January 17, 2024, January 22, 2024, February 5, 2024, March 6, 2024, March 8, 2024, March 19, 2024, March 25, 2024, April 3, 2024, April 8, 2024, April 16, 2024 and May 20, 2024;

●

the description of our common stock contained in our Registration Statement on Form 8-A filed on April 12, 2007, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: Perspective Therapeutics, Inc., Corporate Secretary, at 2401 Elliott Avenue, Suite 320, Seattle, Washington 98121 or (206) 676-0900. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.perspectivetherapeutics.com. The information contained in, or that can be accessed through, our website address is not incorporated by reference into this prospectus and is not a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 have been so incorporated in reliance on the reports of Assure CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to $250,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Cantor RBC Capital Markets

August 13, 2024